UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 12, 2020
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CLOUDERA, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38069	26-2922329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

395 Page Mill Road
Palo Alto, CA 94306
(Address of principal executive offices and zip code)
(650) 362‑0488
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.00005 per share	CLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 12, 2020, the Board of Directors (the “Board”) of Cloudera, Inc. (the “Company”) appointed Mr. Robert Bearden, who currently serves as a member of the Board, as the President and Chief Executive Officer of the Company (the “Appointment”) and the Company entered into an offer letter with Mr. Bearden (the “Employment Agreement”) providing the terms of Mr. Bearden’s employment with the Company, each effective January 13, 2020.
Robert Bearden, age 52, has served as a member of the Board since January 2019. Prior to this, Mr. Bearden co‑founded Hortonworks, Inc., served as Hortonworks’ Chief Executive Officer from February 2012 until it merged with the Company in January 2019, as well as from April 2011 to June 2011, and served as Hortonworks’ President from June 2018 to January 2019. Mr. Bearden also served as a member of the Hortonworks board of directors from April 2011 to January 2019. Mr. Bearden serves on the board of directors of two private software companies, Nlyte Software Inc., where he serves as the Chairman of the board of directors, and Mark 43, Inc. From August 2009 to April 2011, Mr. Bearden served as an Entrepreneur in Residence at Benchmark Capital, a venture capital firm. From March 2008 to August 2009, Mr. Bearden served as President and Chief Operating Officer of SpringSource Inc., a provider of open source software solutions that was acquired by VMware, Inc. Mr. Bearden also served as the chief operating officer of JBoss, a leading open-source middleware company, until its acquisition by Red Hat, Inc. in 2006. Mr. Bearden holds a B.S. in marketing from Jacksonville State University.
Pursuant to the Employment Agreement, Mr. Bearden will serve as an at‑will employee, receive an annual base salary of $600,000, and be eligible for an annual target bonus of $500,000 based on performance objectives as agreed between Mr. Bearden and the Compensation Committee of the Board. The Employment Agreement also provides for the grant of restricted stock units (“RSUs”) under the Company’s 2017 Equity Incentive Plan to acquire 1,616,428 shares of the Company’s common stock (the RSU Award”), with (i) 1/12th of the RSUs vesting and settling on each of the first four quarterly anniversaries following December 15, 2019 (the “First Tranche”), and (ii) for periods after the first four quarterly vesting dates, 1/12th of the RSUs vesting and settling on March 15, 2021 and on each of the seven following quarterly anniversaries thereof (the “Second Tranche”), subject in each case to Mr. Bearden remaining as the Chief Executive Officer on each vesting date and, with respect to the Second Tranche, subject to Board approval confirming satisfaction of Mr. Bearden’s performance as Chief Executive Officer prior to March 15, 2021 (the “Approval Resolution”).
The Employment Agreement further provides that Mr. Bearden will be entitled to certain severance benefits if he is subject to (i) a termination during a Change in Control Period (as defined in the Employment Agreement) as a result of the Company or its successor terminating his employment for any reason other than Cause (as defined in the Employment Agreement) or Mr. Bearden voluntarily resigning his employment for Good Reason (as defined in the Employment Agreement) (a “CIC Qualifying Termination”), and (ii) a termination that is outside of the Change in Control Period as a result of the Company or its successor terminating his employment for any reason other than Cause or Mr. Bearden voluntarily resigning his employment for Good Reason (a “Qualifying Termination”).
Pursuant to the Employment Agreement, the Company has agreed to provide Mr. Bearden the following benefits in the event that he is subject to a:

(i)	CIC Qualifying Termination:

•	a lump sum payment equal to 18 months of Mr. Bearden’s then‑current base salary;

•	a lump sum payment equal to 100% of Mr. Bearden’s then‑current annual target bonus;

•	a lump sum payment equal to Mr. Bearden’s pro‑rated bonus (assuming target‑level achievement) for time completed during the then‑current fiscal year (less any amounts previously paid);

•	payment of premiums for continued medical benefits for up to 18 months; and

•
100% acceleration of any then‑unvested shares subject to the First Tranche and any then‑unvested shares subject to the Second Tranche so long as an Approval Resolution has been adopted; provided that an Approval Resolution will not be required under certain circumstances, including where a Change in Control or Potential Change in Control (each as defined in the Employment Agreement) occurs on or prior to March 15, 2021.

(ii)	Qualifying Termination:

•	a lump sum payment equal to 18 months of Mr. Bearden’s then‑current base salary;

•	a lump sum payment equal to 100% of Mr. Bearden’s then‑current annual target bonus;

•	a lump sum payment equal to Mr. Bearden’s pro‑rated bonus (assuming target‑level achievement) for time completed during the then‑current fiscal year (less any amounts previously paid);

•	payment of premiums for continued medical benefits for up to 18 months; and

•
eligibility for 12 months of additional vesting of any then‑unvested shares subject to the RSU Award; provided that for any shares subject to the Second Tranche, an Approval Resolution must have been adopted.

Mr. Bearden will be required to sign a release of claims against the Company and its affiliates prior to receiving such severance benefits under the Employment Agreement. The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10‑K for the fiscal year ended January 31, 2020.
(b) and (e)
On January 12, 2020, Marty Cole notified the Company of his decision to resign from his role as Interim Chief Executive Officer, Chairman of the Board, and as a member of the Board and all committees of the Board, effective January 13, 2020. In connection with Mr. Cole’s resignation, the Board appointed Nick Graziano, who currently serves as a member of the Board, as Chairman of the Company, effective immediately upon the Appointment. Mr. Cole’s decision was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.
In connection with Mr. Cole’s resignation, the Company and Mr. Cole entered into a separation agreement (the “Separation Agreement”). The Separation Agreement provides that Mr. Cole will receive his accrued compensation with respect to his services as Interim Chief Executive Officer and is entitled to the following benefits: (i) a lump sum payment amount equal to $32,500, less applicable withholdings and deductions, and (ii) acceleration of vesting with respect to 100% of Mr. Cole’s then‑unvested RSUs granted to Mr. Cole in his role as director of the Board. The Separation Agreement contains a release and certain restrictive covenants that are binding upon Mr. Cole. The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10‑K for the fiscal year ended January 31, 2020.
(b)
Also on January 12, 2020, Kimberly Hammonds notified the Company of her decision to resign from the Board and all committees of the Board on which she is a member, including the Nominating and Governance Committee of the Board (the “Nominating Committee”), effective January 13, 2020. In connection with Mr. Hammonds resignation, she is entitled to receive (i) a lump sum payment amount equal to $35,000, less any applicable withholdings and deductions, and (ii) acceleration of vesting with respect to 100% of Ms. Hammond’s then‑unvested RSUs granted to Ms. Hammonds in her role as director of the Board. In connection with Ms. Hammond’s resignation, the Board appointed Jesse Lynn as the Chair of the Nominating Committee and Rosemary Schooler as a member of the Nominating Committee, effective immediately upon the Appointment. Ms. Hammond’s decision was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.
(c) and (e)
The information in provided in the preamble to this item is incorporated by reference.
There are no arrangements or understandings between Mr. Bearden and any other persons, pursuant to which he was appointed as the President and Chief Executive Officer of the Company, no family relationships among any of the Company’s directors or executive officers and Mr. Bearden and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‑K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 16, 2020	CLOUDERA, INC.

	By:	/s/ David Middler
	Name:	David Middler
	Title:	Chief Legal Officer